CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Equity Funds V of our report dated January 21, 2022, relating to the financial statements and financial highlights, which appears in Delaware Wealth Builder Fund’s Annual Report on Form N-CSR for the year ended November 30, 2021. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 19, 2023